UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: January 15, 2016
(Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[X] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On January 15, 2016, A.M. Castle & Co. (the “Company”) entered into separate Transaction Support Agreements (the “Support Agreements”) with investors (the “Supporting Holders”) holding $120.2 million, or approximately 57%, of the aggregate principal amount of the Company’s outstanding 12.75% Senior Notes due 2016 (the “Existing Notes”) and $45.1 million, or approximately 78%, of the aggregate principal amount of Company’s 7.00% Convertible Senior Notes due 2017 (the “Existing Convertible Notes”) to refinance its public indebtedness. Raging Capital Management, LLC and certain of its affiliates (“Raging Capital Management”), an affiliate of the Company that owns in the aggregate $27.5 million of the Existing Notes, $4.2 million of the Existing Convertible Notes and approximately 20% of the Company’s common stock (the “Company Common Stock”), is party to one of the Support Agreements. Two of our directors, Kenneth H. Traub and Allan J. Young, are employees of Raging Capital Management.

Specifically, the Support Agreements provide for (a) the terms of a private exchange offer and consent solicitation to certain eligible holders to exchange new 12.75% Senior Secured Notes due 2018 (the “New Notes”) for their Existing Notes (the “Exchange Offer”), (b) the terms of private exchanges in which the Company has agreed to issue new 5.25% Senior Secured Convertible Notes due 2019 (the “New Convertible Notes”) to the Supporting Holders in exchange for their Existing Convertible Notes (the “Private Convertible Note Exchanges”), such Private Convertible Note Exchanges to be settled on earliest to occur of (i) June 30, 2016, (ii) the date the Registered Convertible Note Exchange Offer (as defined below) is settled, and (iii) the date the Registered Convertible Note Exchange Offer is withdrawn in accordance with the Support Agreements (such earliest time, the “Convertible Note Exchange Settlement Date”) and (c) a registered exchange offer in which the Company will offer to issue New Convertible Notes to all holders of outstanding Existing Convertible Notes other than the Supporting Holders (the “Registered Convertible Note Exchange Offer” and together with the Private Convertible Note Exchanges, the “Convertible Note Exchange Offers”), such Registered Convertible Note Exchange Offer to be effected on substantially identical terms as the Private Convertible Note Exchanges. The Company refers to the Exchange Offer and Consent Solicitation (as defined below) and the Convertible Note Exchange Offers collectively as the “Refinancing Transactions.” The Company will not receive any cash proceeds in connection with the Refinancing Transactions.

Pursuant to the Support Agreements, the Supporting Holders have agreed to tender all of the Existing Notes set forth on each Supporting Holder’s signature page to the Support Agreement in the Exchange Offer, and those Supporting Holders whose Existing Notes are permitted to vote with respect to solicitations of consents to amend the indenture governing the Existing Notes have agreed to deliver valid consents with respect to the Proposed Amendments in the Consent Solicitation. Those Supporting Holders who hold Existing Convertible Notes have also agreed to exchange all of the Existing Convertible Notes set forth on each Supporting Holder’s signature page to the Support Agreement in the Private Convertible Note Exchanges. Additionally, the Supporting Holders, W.B. & Co. and FOM Corporation, which collectively hold approximately 48% of the outstanding shares of the Company’s common stock (the “Company Common Stock”) have agreed to vote all of their shares of the Company Common Stock in favor of any stockholder approval required in connection with the Refinancing Transactions. Subject to limited exceptions, the Supporting Holders may not transfer their Existing Notes, Existing Convertible Notes or Company Common Stock except to a party that agrees to be bound by the terms of the applicable Support Agreement.

The Company has agreed not to withdraw or terminate any of the Refinancing Transactions (other than due to the impossibility of fulfilling a condition precedent other than the Minimum Participation Condition (as defined below)), or waive any condition precedent thereto, without the prior consent of (i) two-thirds of the aggregate amount of Existing Notes held by the Supporting Holders and (ii) two-thirds of the aggregate outstanding principal amount of Existing Convertible Notes held by the Supporting Holders.

The Company has also agreed to, not later than the fifth business day following the date it files its Annual Report on Form 10-K for the year ended December 31, 2015: (i) commence the Registered Convertible Note Exchange Offer, including filing a registration statement and related tender offer documents with the Securities and Exchange Commission; and (ii) file a registration statement registering the resale of the New Convertible Notes issued to the Supporting Holders in the Private Convertible Exchanges and the shares of Company Common Stock issuable upon conversion thereof, subject to a penalty of 5.00% of the aggregate principal amount of such holders’ notes if such registration statement is not declared effective at or prior to Convertible Note Exchange Settlement Date and an additional fee of 0.50% of the aggregate principal amount of such holders’ notes for each period of 30 days thereafter that the registration statement has not been declared effective. Additionally, the Company has agreed to hold an annual or special meeting of stockholders to obtain any approval of stockholders required in connection with the Refinancing Transactions.

The Support Agreements may be terminated by mutual consent of the Company and the Supporting Holders, upon material breach by either the Company or the Supporting Holders, or the first to occur of certain events, including, without limitation: (i) after the fifth business day following the date the Company files its Annual Report on Form 10-K for the year ended December 31, 2015, unless the Company has commenced the Registered Convertible Note Exchange Offer by such date; (ii) after March 31, 2016, unless the Exchange Offer has been consummated by such date; (iii) after June 30, 2016, unless (a) each of the Private Convertible Note Exchanges and the Registered Convertible Note Exchange Offer has been consummated or (b) the Stockholder Approval has not been obtained by such date; (iv) after March 31, 2016, unless the Company has obtained an unqualified audit opinion of Deloitte & Touche LLP with respect to its audited financial statements for the year ended December 31, 2015, by such date; or (v) after March 31, 2016 unless the Company has filed its Annual Report on Form 10-K for the year ended December 31, 2015.

Senior Secured Notes Exchange Offer and Consent Solicitation

As provided for in the Support Agreements, the New Notes being offered in exchange for the Existing Notes have substantially the same terms as the Existing Notes (without giving effect to the Proposed Amendments described below), except for the following principal differences: (i) the New Notes are being offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and will not have the benefit of any exchange offer or other registration rights; (ii) the New Notes effectively extend the maturity date of the Existing Notes to December 15, 2018, unless the Company is unable to both (a) complete the exchange of a portion of Existing Convertible Notes for New Convertible Notes, as agreed with the holders thereof in the Private Convertible Note Exchanges on or prior to June 30, 2016 (the “Convertible Exchange Condition”) and (b) redeem, on one or more occasions (each, a “Special Redemption”), not less than $27.5 million of aggregate principal amount of the New Notes, using net cash proceeds from sales of assets outside the ordinary course of business (other than proceeds of accounts receivable and inventory (“Designated Asset Sale Proceeds”) or other permissible funds, on or prior to October 31, 2016 or be required to pay holders of New Notes a penalty payable in cash and/or stock, in the Company’s sole discretion (the “Special Redemption Condition”), in which case the maturity date of the New Notes will be September 14, 2017; (iii) the New Notes will provide that, whether or not the Special Redemption Condition is satisfied, the Company will have an obligation to effect Special Redemptions using Designated Asset Sale Proceeds and other permissible funds until such time as the aggregate amount of Special Redemptions equals or exceeds $40.0 million; (iv) the New Notes will contain modifications to the asset sale covenant providing that the Company shall not use any net proceeds from any sale, transfer or other disposition of any asset outside the ordinary course of business to redeem, repay or prepay the Existing Notes or the Existing Convertible Notes; (v) the granting of a third-priority lien on the collateral securing the New Notes for the benefit of the New Convertible Notes will be a permitted lien under the indenture; and (vi) the New Notes will include an additional event of default if the Company does not complete the Private Convertible Note Exchanges by June 30, 2016, subject to certain exceptions.

In conjunction with the Exchange Offer, the Company is soliciting consents (the “Consent Solicitation”) to certain proposed amendments (the “Proposed Amendments”) to the Existing Notes and the related indenture providing for, among other things, providing for, among other things, elimination of substantially all restrictive covenants and certain events of default in the indenture and releasing all of the collateral securing the Existing Notes and related guarantees.  The Company will use cash on hand to fund the consent payment described below, as well as the fees and expenses of the exchange offer and consent solicitation.

The Exchange Offer will expire at 11:59 p.m., New York City time, on February 12, 2016 unless extended. The Exchange Offer’s early participation period will expire at 5:00 p.m., New York City time, on January 29, 2016 unless extended (the “Early Tender Date”). Holders who validly tender and do not validly withdraw Existing Notes and deliver a valid consent on or before the Early Tender Date, will receive an additional consent payment of $20.00 in cash per $1,000 principal amount of notes tendered. The Exchange Offer is subject to the satisfaction or waiver of certain conditions, including each Exchange Offer being conditioned upon the receipt of valid tenders, not withdrawn, of not less than 66-2/3% of Existing Notes that are eligible to participate in the Consent Solicitation pursuant to the indenture on or prior to the Early Tender Date (the “Minimum Participation Condition”). The Company reserves the right to terminate the Exchange Offer, or to waive or modify any and all conditions to the Exchange Offer at any time and may do so, subject to applicable securities laws, without reinstating withdrawal rights.

Pursuant the Support Agreements, the Supporting Holders, who hold $120.2 million of the aggregate principal amount of the Existing Notes, have agreed to tender their Existing Notes in the Exchange Offer. Of the Supporting Holders, $27.5 million aggregate principal amount of the Existing Notes are affiliated with the Company and therefore ineligible under the indenture to participate in the Consent Solicitation. Because ineligible Existing Notes are not considered outstanding for the purpose of approving the Consent Solicitation, the aggregate amount of Existing Notes outstanding for purposes of the Consent Solicitation as of the date hereof is $182.5 million. The Proposed Amendments require the consent of holders of not less than 66-2/3% of the outstanding Existing Notes, or approximately $121.7 million. As of the date hereof, Supporting Holders who hold approximately $92.6 million of Existing Notes that are eligible to participate in the consent solicitation pursuant to the indenture have agreed to tender their Existing Notes in the exchange offer and give their consents to the Proposed Amendments in the consent solicitation.

The Company has not registered the New Notes under the Securities Act, or any state securities laws. The Exchange Offer is being made, and the New Notes will be issued, only to holders of Existing Notes that are (i) “qualified institutional buyers” as that term is defined in Rule 144A under the Securities Act, or QIBs, in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act, (ii) institutional investors which are “accredited investors” as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act or (iii) not a “U.S. Person” as that term is defined in Rule 902 under the Securities Act, in offshore transactions in reliance upon Regulation S under the Securities Act.

On January 15, 2016, the Company also entered into an agreement (the “Equity Holder Support Agreement”) with W.B. & Co. (“WB”) and FOM Corporation (collectively, the “Equity Holders”), who hold in the aggregate approximately 28% of the Company Common Stock, pursuant to which such Equity Holders have agreed to vote all shares of Company Common Stock that they beneficially own to approve such matters as are reasonably necessary or appropriate with respect to the Refinancing Transactions. The general partners of WB are Jonathan B. Mellin and Reuben S. Donnelley, who share voting power with respect to shares beneficially owned by WB. Messrs. Mellin and Donnelley serve as directors of the Company.

This Current Report on Form 8-K does not constitute an offer to sell, nor a solicitation of an offer to buy, the New Notes in the United States or elsewhere. The New Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Exchange Offer is made only by, and pursuant to, the terms set forth in the related offering memorandum and consent solicitation. The Exchange Offer is not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

New Convertible Notes

The following is a summary of the principal terms of the New Convertible Notes that will be issued to Supporting Holders in the Private Convertible Note Exchanges and to other holders of Existing Convertible Notes the Registered Convertible Note Exchange Offer.
The New Convertible Notes to be issued will mature on December 31, 2019 and will pay interest at a rate of 5.25% per annum, payable semi-annually in cash. For each $1,000 principal amount of Existing Convertible Notes validly tendered (and not withdrawn) in the Registered Convertible Note Exchange Offer and exchanged in the Private Convertible Note Exchanges, an exchanging holder of Existing Convertible Notes (an “Exchanging Convertible Noteholder”) shall receive $700 principal amount of New Convertible Notes, plus accrued and unpaid interest. All current and future guarantors of the New Notes, the Existing Notes, the Company’s senior secured credit facility (the “Senior Credit Facility”) and any other material indebtedness of the Company will guarantee the New Convertible Notes. The New Convertible Notes will be secured on a “silent” third-priority basis by the same collateral that secures the New Notes.

The New Convertible Notes will initially be convertible into shares of Company Common Stock at a conversion price (the “Conversion Price”) per share of $2.25. The Conversion Price shall be subject to the same adjustment provisions contained in the Existing Convertible Notes, subject to certain exceptions; provided that, to the extent Company Common Stock (or derivatives) are issued in respect of any Existing Convertible Notes after the completion of the Convertible Note Exchange Offers at an issue price (or exercise or conversion price, as the case may be) per share that is lower than the Conversion Price then in effect, (i) the Conversion Price shall be adjusted to the lower of (x) the lowest issue price per share of the Company Common Stock so issued and (y) the lowest conversion or exercise price per share of any such derivatives, and (ii) the Conversion Price shall have the benefit of any adjustment provision applicable to the conversion or exercise price of such derivatives, to the extent such provision is more favorable than that applicable to the Conversion Price.
If a conversion occurs in connection with a fundamental change, for each $1,000 principal amount of New Convertible Notes, the number of shares of Company Common Stock issuable upon conversion shall equal the greater of (A) $1,000 plus the amount of a make-whole premium divided by the then applicable conversion price and (B) $1,300 divided by the price per share of Company Common Stock paid in connection with the fundamental change.  Settlement upon conversion in connection with a fundamental change shall be in the form of cash, shares of Company Common Stock, or a combination of both, in the Company’s sole discretion.  The value of shares of Company Common Stock for purposes of the settlement of such conversion will be based on the volume weighted average price (the “VWAP”) of such shares for the 20 trading days immediately preceding the date of conversion.  The New Convertible Notes will not contain provisions analogous to those applicable to the Existing Convertible Notes that require the issuance of additional shares in connection with a fundamental change.

Following their issue date, the holders of New Convertible Notes will be able to convert the New Convertible Notes, from time to time, in whole or in part, into shares of Company Common Stock, at the then-applicable conversion price. The conversion may be settled in the form of cash, shares of Company Common Stock, or a combination of both, in the Company’s sole discretion. The value of shares of Company Common Stock for purposes of the settlement of the conversion right will be calculated as provided in the indenture for the Existing Convertible Notes, using a 20 trading day period rather than a 40 trading day period for the Observation Period. Upon such conversion, the converting holder also shall be entitled to receive an amount equal to the make-whole premium, payable in the form of cash, shares of Company Common Stock, or a combination of both, in the Company’s sole discretion. The value of shares of Company Common Stock for purposes of calculating the make-whole premium upon conversion will be based on the greater of (x) 130% of the conversion price then in effect and (y) the VWAP of such shares for the relevant Observation Period (using a 20 trading day period), as provided in the indenture for the Existing Convertible Notes.

If the daily VWAP of the Company Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 trading days during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which such notice of redemption is provided, the Company shall, from time to time, have the right to redeem any or all of the New Convertible Notes at a price equal to (A) 100.0% of the aggregate principal amount thereof plus (B) the make-whole premium.  The redemption price can be paid in the form of cash, shares of Company Common Stock, or a combination of both, in the Company’s sole discretion.  The value of shares of Company Common Stock will be based on the VWAP of such shares for the 20 trading days immediately preceding the date of the relevant notice of redemption.  Prior to the third trading day prior to the date of any such redemption, any New Convertible Notes called for redemption may be converted into shares of Company Common Stock at the Conversion Price then in effect.
Delisting from the New York Stock Exchange (the “NYSE”) or NASDAQ will not be an event of default or fundamental change, but the Company shall use all commercially reasonable efforts to remain listed on either the NYSE or NASDAQ. The Company and the guarantors of the New Convertible Notes may not incur additional debt secured by liens that rank equally with the liens securing the New Convertible Notes. The Company shall not refinance the Existing Convertible Notes or the Existing Notes with any indebtedness (i) that is senior (either in right of payment or as to security) to the New Convertible Notes, (ii) as to which a person other than the Company or a guarantor of the New Convertible Notes is an obligor or provides credit support or (iii) that has any scheduled amortization payments or a maturity date that is earlier than 91 days after the maturity date of the New Convertible Notes.
All New Convertible Notes issued to Supporting Convertible Noteholders (and any shares of Company Common Stock issuable in respect thereof (the “Conversion Shares”)) will be subject to registration rights under a customary registration rights agreement, which will provide for the filing of a registration statement on Form S-3 (or another appropriate form, if Form S-3 is unavailable) to register the resale of such New Convertible Notes and related Conversion Shares (the “New Converts Registration Statement”). Pursuant to such registration rights agreement, the Company will use all commercially reasonable efforts to file the New Converts Registration Statement as soon as practicable after the filing of its Annual Report on Form 10-K for the year ended December 31, 2015 (but not later than the fifth business day after such filing) and to have the New Converts Registration Statement declared effective by the SEC at or prior to the expiration date of the Convertible Note Exchange Offer. The Company shall pay the holders of registrable securities under the New Converts Registration Rights Agreement a fee in cash equal to 5.00% of the aggregate principal amount of such holders’ New Convertible Notes if it fails to have the New Converts Registration Statement declared effective at or prior to the Convertible Note Exchange Settlement Date and an additional fee of

0.50% of the aggregate principal amount of such holders’ New Convertible Notes for each period of 30 days thereafter that the New Converts Registration Statement has not been declared effective.
To the extent required under the rules of the NYSE, until stockholder approval is obtained for the issuance of all of the Conversion Shares (the “Stockholder Approval”), the aggregate number of shares of Company Common Stock that may be issued upon the conversion of the New Convertible Notes will not exceed a number equal to 19.99% of the outstanding shares of Company Common Stock as of the date of commencement of the Registered Convertible Note Exchange Offer.  Prior to Stockholder Approval and upon either (i) a fundamental change or (ii) the Company’s exercise of its optional redemption rights, the Company’s right to settle in Company Common Stock (including upon a conversion in connection therewith) shall be capped at 19.99% of the then outstanding shares of Company Common Stock, with the remainder payable in cash. The Company intends to submit this matter (the “NYSE Proposal”) to stockholder vote at its 2016 Annual Meeting of Stockholders. The Equity Holder Support Agreement referenced above provides that the Equity Holders will vote in favor of the NYSE Proposal.
To the extent the Stockholder Approval is required under NYSE rules and has not been obtained on or prior to June 30, 2016, Additional Interest (as defined below) shall be paid on the New Convertible Notes, beginning on July 1, 2016, until Stockholder Approval has been obtained. “Additional Interest” means, initially, 2.00% per annum, increasing to 4.00% per annum beginning on October 1, 2016.
The conversion right will also be limited so that, while the shares of Company Common Stock are registered under the Exchange Act, no holder (or group of affiliated holders) may convert its New Convertible Notes into a number of shares of Company Common Stock that exceeds the number that would cause such holder (or group of affiliated holders) to beneficially own more than 9.99% of the outstanding shares of Company Common Stock, except in connection with an issuance of Company Common Stock pursuant to, or upon a conversion in connection with, (i) the Company’s optional redemption rights or (ii) a fundamental change.
The Registered Convertible Note Exchange Offer will be made to all holders of Existing Convertible Notes, other than the Supporting Holders, pursuant to an issuer self-tender offer governed by Rule 13e-4 under the Exchange Act and will be registered under the Securities Act.
A copy of the press release announcing the execution of the Transaction Support Agreements and the commencement of the Exchange Offer and Consent Solicitation is attached hereto as Exhibit 99.1.

The foregoing description of the terms of the Support Agreements, the Equity Holder Support Agreements, the New Notes and the New Convertible Notes is not complete and is qualified in its entirety by reference to the text of the Form of Support Agreement and Form Equity Holder Support Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K.

Any reference to the Convertible Note Exchange Offers by is for informational purposes only and does not constitute an offer to sell or the solicitation of any offer to buy any Existing Convertible Notes. Consummation of the Convertible Note Exchange Offers is subject to, among other things, definitive documentation. There can be no assurance if or when the Company will consummate any such transaction or the terms thereof. In the event such transactions are completed, they will be effected pursuant to separate documentation and any such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 2.02     Results of Operations and Financial Condition.
In connection with the Exchange Offer described above, certain financial information concerning the Company’s liquidity position as of December 31, 2015, will be disclosed in a confidential offering memorandum and consent solicitation on the date hereof. Such information is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information contained in this Item 2.02 and Exhibit 99.2 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by reference in such a filing

Item 9.01     Financial Statements and Exhibits.
(d) The following exhibits are filed herewith.

Exhibit Number	Description
10.1	Form of Transaction Support Agreement.
10.2	Form of Equity Holder Support Agreement
99.1	Press Release issued by A.M. Castle & Co. on January 15, 2016 announcing the commencement of the Exchange Offer and Consent Solicitation.
99.2	Summary Financial Information Concerning the Company's Liquidity Position as of December 31, 2015.

Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release.  Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that the Company expects to achieve from recently announced corporate initiatives, including facility closures and organizational changes.  These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions.  These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including our ability to effectively manage our operational initiatives, the impact of volatility of metals and plastics prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, and the impact of our substantial level of indebtedness, as well as those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.  All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.M. CASTLE & CO.

	By:	/s/ Marec E. Edgar
January 15, 2016		Marec E. Edgar
Executive Vice President, General Counsel, Secretary & Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description	Page No.
10.1	Form of Transaction Support Agreement.	EX-1-
10.2	Form of Equity Holder Support Agreement.	EX-24-
99.1	Press Release issued by A.M. Castle & Co. on January 15, 2016 announcing the commencement of the Exchange Offer and Consent Solicitation.	EX-32-
99.2	Summary Financial Information Concerning the Company's Liquidity Position as of December 31, 2015.	EX-37-

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